Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

Sales, orders and net income increase over previous year’s results

PALO ALTO, Calif. – August 11, 2010 – CPI International, Inc. (Nasdaq: CPII), the parent company of Communications & Power Industries, Inc. (CPI), today announced its financial results for the third quarter of fiscal 2010 ended July 2, 2010.

CPI’s business continued to gain momentum in the third quarter of fiscal 2010.  In comparison to the same periods of the prior fiscal year, the company:

•	Increased third quarter sales by 14 percent;
•	Increased year-to-date orders by four percent and year-to-date sales by 10 percent, generating a book-to-bill ratio of 1.07; and
•	Increased third quarter net income by nine percent and adjusted EBITDA by 16 percent.

In addition, during the most recent quarter, CPI:

•	Logged record backlog of $245 million as of the end of the quarter; and
•	Generated cash flow from operating activities totaling $32.3 million and free cash flow totaling $28.4 million for the 12 months ended July 2, 2010.

“In the third quarter, CPI’s end markets continued to strengthen and our top and bottom lines continued to improve as compared to last year and prior quarters,” said Joe Caldarelli, chief executive officer.  “Business in our defense markets remained stable, and our commercial markets continued to advance.  In particular, our commercial communications business has recovered nicely from last year’s economic downturn, and demand for our military communications products has remained strong.  In our medical market, our x-ray imaging business is growing again, our radiation therapy business continues to be a solid performer and we are enjoying robust demand for products to support MRI applications.”

The company’s net income results in the third quarter of fiscal 2010 included $3.6 million in expenses related to its proposed merger with Comtech Telecommunications Corp.; there were no such expenses recorded in the same quarter of fiscal 2009.  These merger-related expenses, which were for non-recurring transaction costs, reduced CPI’s net income in the most recent quarter by approximately $0.12 per share on a diluted basis.

Excluding these non-recurring merger-related expenses, CPI’s net income totaled $6.5 million, or $0.35 per share on a diluted basis, in the third quarter of fiscal 2010, representing an increase from the $3.9 million, or $0.22 per share on a diluted basis, generated in the same quarter of the previous year.  This increase was primarily due to higher sales volume in the most recent quarter.  Including non-recurring merger-related expenses, CPI’s net income totaled $4.2 million, or $0.23 per share on a diluted basis, in the third quarter of fiscal 2010.

CPI generated total sales of $93.9 million in the third quarter of fiscal 2010, an increase from the $82.5 million generated in the prior year’s third quarter.  Sales were essentially unchanged in the company’s defense markets and increased in its communications and medical markets.

During the first nine months of fiscal 2010, CPI booked orders totaling $283 million, an increase from the $271 million in orders booked during the same period of the previous year.  Orders increased in all of the company’s commercial markets but decreased in its defense markets due to the timing of orders to support certain radar and electronic warfare programs.

Third quarter adjusted EBITDA equaled $16.7 million, or 17.8 percent of sales, in fiscal 2010.  In the prior year’s third quarter, adjusted EBITDA totaled $14.4 million, or 17.5 percent of sales.  This increase in adjusted EBITDA was primarily due to higher sales volume in the most recent quarter.

As of July 2, 2010, CPI’s cash and cash equivalents equaled $47.2 million.  For the 12 month period ended on that day, cash flow from operating activities totaled $32.3 million, or $1.82 per share on a diluted basis.  Free cash flow for the same period totaled $28.4 million, or $1.60 per share on a diluted basis.

Fiscal 2010 Outlook

Excluding the impact of merger-related expenses, CPI expects its fourth quarter results to be comparable to those of its third quarter and continues to expect its fiscal 2010 financial results to fall within its previously issued guidance ranges.

About CPI International, Inc.

           CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Non-GAAP Supplemental Information

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow presented above and in the financial information attached hereto are non-generally accepted accounting principles (GAAP) financial measures.  EBITDA represents earnings before net interest expense, provisions for income taxes and depreciation and amortization.  Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring or non-cash items.  EBITDA margin represents EBITDA divided by sales.  Adjusted EBITDA margin represents adjusted EBITDA divided by sales.  Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees.  Free cash flow per share represents free cash flow divided by average shares outstanding on a fully diluted basis.  Free cash flow conversion represents free cash flow divided by net income, expressed as a percentage.  Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring items.  For more information regarding these non-GAAP financial measures for the periods presented and a reconciliation of these measures to GAAP financial information, please see the attached financial information.  In addition, this press release and the attached financial information are available in the investor relations section of the company’s Web site at http://investor.cpii.com.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business.  In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses.  Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow of other companies.  Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

###

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements.  These factors include, but are not limited to, competition in our end markets; the impact of a general slowdown in the global economy; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; U.S. government contracts laws and regulations; changes in technology; the impact of unexpected costs; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI International, Inc.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data - unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Sales	$93,876	$82,520	$264,995	$241,569
Cost of sales	64,953	58,236	185,910	175,603
Gross profit	28,923	24,284	79,085	65,966
Operating costs and expenses:
Research and development	3,542	2,731	9,287	8,071
Selling and marketing	5,178	4,762	15,392	14,552
General and administrative	6,373	5,073	18,560	15,537
Amortization of acquisition-related intangible assets	688	691	2,062	2,076
Merger expenses	3,589	-	3,800	-
Total operating costs and expenses	19,370	13,257	49,101	40,236
Operating income	9,553	11,027	29,984	25,730
Interest expense, net	3,780	4,204	11,516	12,965
Gain on debt extinguishment	-	(51)	-	(248)
Income before income taxes	5,773	6,874	18,468	13,013
Income tax expense (benefit)	1,562	3,004	5,924	(2,201)
Net income	$4,211	$3,870	$12,544	$15,214

Other comprehensive income, net of tax
Net unrealized (loss) gain on cash flow hedges and
minimum pension liability adjustment	(1,096)	3,346	(92)	84
Comprehensive income	$3,115	$7,216	$12,452	$15,298

Earnings per common share - Basic	$0.25	$0.23	$0.75	$0.92
Earnings per common share - Diluted	$0.23	$0.22	$0.69	$0.86

Shares used to compute earnings per common share - Basic	16,631	16,362	16,534	16,316
Shares used to compute earnings per common share - Diluted	17,961	17,535	17,787	17,402

CPI International, Inc.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data - unaudited)

	July 2,	October 2,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$47,183	$26,152
Restricted cash	1,040	1,561
Accounts receivable, net	43,433	45,145
Inventories	78,407	66,996
Deferred tax assets	10,485	8,652
Prepaid and other current assets	4,321	6,700
Total current assets	184,869	155,206
Property, plant, and equipment, net	54,650	57,912
Deferred debt issue costs, net	2,607	3,609
Intangible assets, net	73,218	75,430
Goodwill	162,225	162,225
Other long-term assets	3,786	3,872
Total assets	$481,355	$458,254

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$21,164	$22,665
Accrued expenses	27,955	19,015
Product warranty	4,830	3,845
Income taxes payable	3,608	4,305
Deferred income taxes	328	-
Advance payments from customers	12,899	12,996
Total current liabilities	70,784	62,826
Deferred income taxes, non-current	23,997	24,726
Long-term debt	194,931	194,922
Other long-term liabilities	2,009	2,227
Total liabilities	291,721	284,701
Commitments and contingencies
Stockholders’ equity
Common stock ($0.01 par value, 90,000 shares
authorized; 17,016 and 16,807 shares issued;
16,810 and 16,601 shares outstanding)	170	168
Additional paid-in capital	79,257	75,630
Accumulated other comprehensive income	506	598
Retained earnings	112,501	99,957
Treasury stock, at cost (206 shares)	(2,800)	(2,800)
Total stockholders’ equity	189,634	173,553
Total liabilities and stockholders' equity	$481,355	$458,254

CPI International, Inc.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands - unaudited)

	Nine Months Ended
	July 2,	July 3,
	2010	2009

Cash flows from operating activities
Net cash provided by operating activities	$22,516	$20,308

Cash flows from investing activities
Capital expenditures	(2,824)	(2,349)
Payment of patent application fees	(36)	-
Net cash used in investing activities	(2,860)	(2,349)

Cash flows from financing activities
Repayments of debt	-	(12,358)
Proceeds from issuance of common stock to employees	579	781
Proceeds from exercise of stock options	214	82
Excess tax benefit on stock option exercises	582	51
Net cash provided by (used in) financing activities	1,375	(11,444)

Net increase in cash and cash equivalents	21,031	6,515
Cash and cash equivalents at beginning of period	26,152	28,670
Cash and cash equivalents at end of period	$47,183	$35,185

Supplemental cash flow disclosures
Cash paid for interest	$8,008	$9,742
Cash paid for income taxes, net of refunds	$8,069	$2,417

CPI International, Inc.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended		Nine Months Ended
		July 2,	July 3,	July 2,	July 3,
		2010	2009	2010	2009
Net income		$4,211	$3,870	$12,544	$15,214
Depreciation and amortization		2,768	2,703	8,253	8,080
Interest expense, net		3,780	4,204	11,516	12,965
Income tax expense (benefit)		1,562	3,004	5,924	(2,201)
EBITDA		12,321	13,781	38,237	34,058

Adjustments to exclude certain non-recurring or non-cash items:
Stock-based compensation expense	(1)	782	702	2,300	2,024
Gain on debt extinguishment	(2)	-	(51)	-	(248)
Merger expenses	(3)	3,589	-	3,800	-
Total adjustments		4,371	651	6,100	1,776
Adjusted EBITDA		$16,692	$14,432	$44,337	$35,834

EBITDA margin	(4)	13.1%	16.7%	14.4%	14.1%
Adjusted EBITDA margin	(5)	17.8%	17.5%	16.7%	14.8%
Net income margin	(6)	4.5%	4.7%	4.7%	6.3%

(1)	Represents a non-cash charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPI’s Employee Stock Purchase Plan.
(2)	For the three month and nine month periods ended July 3, 2009, respectively, represents the following related to repurchase of $5.0 million and $8.0 million of 8% Senior Subordinated Notes at a discount of 2.75% and 4.9%: $0.137 million and $0.392 million discount, partially offset by $0.086 million $0.144 million write-off of unamortized deferred debt issue costs.
(3)	Represents transaction costs in connection with the proposed merger with Comtech, including fees for investment bankers, attorneys and other professional services.
(4)	Represents EBITDA divided by sales.
(5)	Represents adjusted EBITDA divided by sales.
(6)	Represents net income divided by sales.

CPI International, Inc.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow, Adjusted Free Cash Flow, Free Cash Flow Conversion
and Free Cash Flow per Share
(in thousands, except per share and percent data - unaudited)

		Twelve Months Ended
		July 2,
		2010
Net cash provided by operating activities		$32,322
Capital expenditures		$(3,840)
Payment of patent application fees		(36)
Free cash flow		28,446

Adjustments to exclude certain non-recurring items:
Cash paid for prior year transfer pricing audit	(1)	1,598
Cash paid for merger expenses, net of taxes	(2)	352
Total adjustments		1,950
Adjusted free cash flow		$30,396

Free cash flow		$28,446
Net income		$20,796
Free cash flow conversion	(3)	137%

Free cash flow per share	(4)	$1.60

(1)	Represents a payment made to the Canada Revenue Agency (“CRA”) related to an audit of Communications & Power Industries Canada Inc.’s (“CPI Canada”) income tax returns for fiscal years 2001 and 2002. CPI Canada has received a tax assessment, including interest expense, from the CRA for fiscal years 2001 and 2002, based on tax deductions related to the valuation of the Satcom business, which was purchased by CPI Canada from Communications & Power Industries, Inc. in fiscal years 2001 and 2002. While the Company believes it has meritorious defenses and is in the process of pursuing these defenses, certain payments are required to be made in the meantime. The Company considers this a non-recurring use of cash as it pertains to previous years.
(2)	Represents cash paid for transaction costs in connection with the proposed merger with Comtech, including fees for investment bankers, attorneys and other professional services, net of income taxes.
(3)	Represents free cash flow divided by net income, expressed as a percentage.
(4)	Represents free cash flow divided by the simple average of the last four fiscal quarters’ “Shares used to compute earnings per share: Diluted.” The simple average of the last four fiscal quarters’ “Shares used to compute earnings per share: Diluted” is 17,732,000 shares.